EXHIBIT 10.1

THIS SHAREHOLDERS AGREEMENT is made on	23rd August 2024

AMONGST

(1) THE EXISTING SHAREHOLDERS whose names and particulars are as set out in Schedule 1;

(2) THE CROWDFUNDING DIRECT SHAREHOLDERS whose names and particulars are set out in Schedule 2;

(3) THE NOMINEE whose name and particulars are set out in Schedule 3;

(“the Existing Shareholders, the Crowdfunding Direct Shareholders and the Nominee shall hereinafter be collectively referred to as “the Shareholders”)

AND

(4) THE COMPANY whose corporate details are set out in Schedule 4.

RECITALS

(A) The Company is in the business of:

(i) designing and providing innovative and cutting-edge technologies through extensive research and development of various software applications, super apps and digital platforms/solutions for the supply of ICT services, namely electronic clinical management systems (“aiCMS”);

(ii) Occupational Safety and Health (“OSH”) solutions, for use by various healthcare providers, medical and/or OSH practitioners; and

(iii) providing cloud-based or platform/online solutions, business and IT management consultancy, for enabling digitisation and enhancement of the digital technology economy.

(B) The Parties have agreed to regulate the affairs of the Company and the respective rights of the Shareholders as shareholders of the Company on the terms and subject to the conditions of this Agreement.

(C) The Company has conducted an equity crowdfunding exercise via Pitch Platforms Sdn Bhd (pitchIN). At the request of the persons who invested in the Company through pitchIN and pursuant to a Nominee Agreement entered into between the Crowdfunders, the Nominee and the Company, the Nominee will subscribe for the Crowdfunding Shares on behalf of the Crowdfunders pursuant to the Crowdfunding Exercise. In addition thereto, the Crowdfunding Direct Shareholders are those who decided to subscribe the Crowdfunding Shares with the approval of the Company directly under their personal capacity through the Crowdfunding Exercise (as the case maybe).

- 1 -

(D) Notwithstanding the provisions contained in the Constitution, the Company and its Shareholders and the Crowdfunding Direct Shareholders acknowledge that they shall recognise any trust existing in respect of the Nominee’s Crowdfunding Shares which legal title are held by the Nominee.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement and the Schedules, unless the subject or context otherwise requires, the following words and expressions shall have the following meanings respectively ascribed to them:

“Act”	:	means the Companies Act, 2016 and any amendments or re-enactment thereto;

“Allocation Notice”	:	shall have the meaning ascribed to it in Clause 5.5;

“Approved IPO”	:	means an initial public offering of Shares on a recognised stock exchange which has been approved by the Board in accordance with Clause 3.3;

“Auditors”	:	means the Auditors for the time being of the Company;

“Board”	:	means the board of Directors for the time being of the Company;

“Business Day”	:	means a day on which banks are open for business in Kuala Lumpur, Malaysia (excluding Saturdays, Sundays and public holidays);

“Business Plan”	:	means the business plan for the Company as approved by the Board;

“Buyer”	:	shall have the meaning ascribed to it in Clause 5.2(d);

- 2 -

“Constitution”	:	means the constitution for the time being of the Company;

“Crowdfunders”

means the persons who invested in the Company through a Crowdfunding Exercise on pitchIN and whose Crowdfunding Shares are held by the Nominee pursuant to a Nominee Agreement entered into between them, the Nominee and the Company;

“Crowdfunding Direct Shareholders”	:	means Shareholders (excluding the Nominee) who receive the legal ownership of the Crowdfunding Shares through the Crowdfunding Exercise with the approval of the Company;

“Crowdfunding Amount”	:	means the amount of funding raised by the Company in the Crowdfunding Exercise;

“Crowdfunding Exercise”	:	means an exercise on pitchIN or similar platforms to raise funds through the issuance of Shares by the Company;

“Crowdfunding Shares”	:	means the Shares issued pursuant to the Crowdfunding Exercise;

“Deed of Ratification and Accession”	:

means the deed in the form and on the terms set out in Schedule 5which is accepted by the Company or an electronic process (including electronic signing through a Crowdfunding Exercise) under which a new Shareholder agrees to be bound by this Agreement;

“Directors”	:	means the directors for the time being of the Company;

“Drag-Along Buyer”	:	shall have the meaning ascribed to it in Clause 5.12;

“Drag-Along Notice”	:	shall have the meaning ascribed to it in Clause 5.13;

“Drag-Along Option”	:	shall have the meaning ascribed to it in Clause 5.12;

- 3 -

“Drag-Along Seller”	:	shall have the meaning ascribed to it in Clause 5.12;

“Drag-Along Seller’s Shares”	:	shall have the meaning ascribed to it in Clause 5.12;

“Dragged-Along Shareholders”	:	shall have the meaning ascribed to it in Clause 5.12;

“Dragged-Along Shares”	:	shall have the meaning ascribed to it in Clause 5.12;

“Existing Shareholders”	:	means the Shareholders whose details are set out in Schedule 1;

“ECF Crowdfunders”	:

means the persons who invested in the Company through the Crowdfunding Exercise on pitchIN. For the avoidance of doubt, all references to ECF Crowdfunders include Crowdfunders and Crowdfunding Direct Shareholders;

“Founders”	:	means the person(s) who formed the Company to carry out the business as stated below: (a) Name: Teng Boon Hou @ Andrew Teng NRIC No.: [ · ] (b) Name: Penny Angeline Attenbrough NRIC No.: [ · ]

“Incentive Scheme”	:

means a share scheme (including an employee share option scheme) established by the Board for up to 2.5% of the share capital of the Company on terms and conditions (including as to who may be a beneficiary of the scheme) as approved by the Board;

“Non-Allocation Notice”	:	shall have the meaning ascribed to it in Clause 5.5(b);

“Nominee”	:	means Pitch Nominees Sdn Bhd with further particulars set out in Schedule 3;

- 4 -

“Nominee’s Crowdfunding Shares”	:

means Crowdfunding Shares held by the Nominee on behalf of the Crowdfunders pursuant to a Crowdfunding Exercise and in accordance with the terms and conditions of a Nominee Agreement entered into between them, the Nominee and the Company;

“Ordinary Shares”	:	means ordinary shares in the capital of the Company;

“Other Shareholders”	:	shall have the meaning ascribed to it in Clause 5.2;

“Parties”	:	means the Shareholders and the Company, and “Party” means any of them;

“pitchIN”	:	means Pitch Platforms Sdn. Bhd., an equity crowdfunding operator licensed by the Securities Commission of Malaysia;

“Prescribed Terms”	:	shall have the meaning ascribed to it in Clause 5.2(c)

“Reserved Matters”	:	means the matters specified in Clause 3.3;

“Restricted Territories”	:	shall mean Malaysia;

“Ringgit Malaysia”	:	and the sign “RM” mean the lawful currency of Malaysia;

“Sale Shares”	:	shall have the meaning ascribed to it in Clause 5.2(a);

“Secondary Market”	:	means a market sanctioned by the Securities Commission of Malaysia for the trading of Crowdfunding Shares;

“Selling Promoter”	:	shall have the meaning ascribed to it in Clause 5.8;

“Shareholders”	:	means any person holding Shares and is registered as a member in the Company’s register of members;

- 5 -

“Shareholding Percentage”	:

in relation to any Shareholder and at any time, means the total number of issued Ordinary Shares registered in the name of that Shareholder in the Company’s register of members at that time expressed as a percentage of all the issued Ordinary Shares in the capital of the Company as at that time. The Shareholding Percentage of each Shareholder as at the date of this Agreement is specified against its name in the Shareholding Table;

“Shareholding Table”	:	means the table set out in Schedule 6;

“Shares”	:	means all issued shares in the capital of the Company including Ordinary Shares and Preference Shares;

“Subscription Purpose”	:	means the application of all (and not part) of the Subscription Amount in the manner set out in Clause 3.4;

“Tag-Along Notice”	:	shall have the meaning ascribed to it in Clause 5.8;

“Tag-Along Offer”	:	shall have the meaning ascribed to it in Clause 5.9;

“Tag-Along Purchaser”	:	shall have the meaning ascribed to it in Clause 5.8;

“Tag-Along Shares”	:	shall have the meaning ascribed to it in Clause 5.8;

“Term Sheet”	:	Shall mean the Term Sheet as provided in Appendix 1;

“Transfer Notice”	:	shall have the meaning ascribed to it in Clause 5.2;

“Transferor”	:	shall have the meaning ascribed to it in Clause 5.2; and

“Transferor’s Price”	:	shall have the meaning ascribed to it in Clause 5.2(b).

- 6 -

1.2 Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before, on or after the date of this Agreement.

1.3 Unless otherwise provided, references to Recitals, Clauses and the Schedules are to recitals, clauses and the schedules to, this Agreement.

1.4 The headings are for convenience only and shall not affect the interpretation of this Agreement.

1.5 Unless the context otherwise requires or permits, references to the singular number shall include references to the plural and vice versa, references to a particular gender shall include all genders, and references to natural persons shall include bodies corporate and vice versa.

1.6 The expressions "Shareholders" shall, where the context permits, include their respective successors, personal representatives and permitted assigns

1.7 The expression “affiliate” means with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person. The expression “control” (including its correlative meanings, “controlled by”, “controlling” and “under common control with”) shall mean, with respect to a corporation, the right to exercise, directly or indirectly, more than 50 per cent of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

1.8 Others:

1.8.1 The expression “person” means any individual, corporation, partnership, association, limited liability company, trust, governmental or quasi- governmental authority or body or other entity or organisation.

1.8.2 References to “financial year” are to a period in respect of which an audited financial statements of the Company has been or is to be prepared for the purpose of circulation to its Shareholders and persons entitled to receive in accordance with the Act, whether that period is a year or not.

2. BUSINESS OF THE COMPANY

2.1 Business: The Shareholders agree that the Company shall carry on its business in accordance with the Business Plan and such other businesses as may from time to time be agreed on by the Board.

- 7 -

3. COMPANY’S OBLIGATION

3.1 In consideration of the mutual obligations of the Shareholders herein contained, and except as the Shareholders may otherwise agree in writing or save as otherwise provided or contemplated in this Agreement, the Company shall have the following obligations:

a) The Company and its Directors shall at all times comply with the provisions of this Agreement and the Constitution and will act in such manner and achieve the full intent and purpose of this Agreement;

b) The Company and its Directors shall carry on its business and conducts its affairs in a proper and efficient manner and for its own benefit, and in a prudent, profitable and solvent manner;

c) The Company shall keep full and proper accounting records in accordance with generally accepted accounting principles relating to its business, undertakings and affairs and the Act, which records shall be made available at all reasonable times for inspection by the Directors by prior appointment during office hours;

d) The Company shall prepare annual financial statements, in each case in accordance with the approved accounting standards and in compliance with all applicable legislation in respect of each accounting reference period, and shall procure that such financial statements are audited as soon as practicable;

e) The Company shall do all that the Auditors may reasonably require by way of keeping records and accounts and provide the Auditors with all such information and explanation as they may reasonably require and otherwise assist the Auditors in all reasonable ways;

f) The Company shall prepare and provide to each of the Directors and Existing Shareholders, the Nominee and the Crowdfunding Direct Shareholders half- yearly management accounts and reports of key indicators within seven (7) calendar days after the end of June and December of every year;

g) The Company with the assistance from the Founder and Directors shall prepare and provide meticulous business update reports to the Nominee and the Crowdfunding Direct Shareholders at least twice a year, such business update reports shall contain at the minimum but not limited to, regular updates on the progress of the business of the Company, the Company’s financial position and the plan of action of the Company for the business within seven (7) calendar days after the end of June and December of every year;

h) The Company shall prepare and send the audited financial statements to the Existing Shareholders, the Nominee and the Crowdfunding Direct Shareholders and persons who are entitled to receive in accordance with the Act, the Directors and its affiliates (if any) within ninety (90) calendar days after the end of each financial year end of the Company. For the avoidance of doubt, the audited financial statements will be shared with all Crowdfunders;

- 8 -

i) The Company agrees that the Shareholding Table (Schedule 6 of this Agreement) shall be updated by the Company to account for the issuance of Crowdfunding Shares and the state of shareholding in the Company, as such shareholding may change from time to time.

j) The Company, its directors and key personnel appointed by the Company shall observe and comply with all laws, regulations, directions, guidelines and circulars issued by any regulatory or administrative authority at all material times (including those relating to and are in connection with a Crowdfunding Exercise).

3.2 Management: The Company shall ensure that, unless with the prior written consent of the Founders, at all times Mr. Teng Boon Hou @ Andrew Teng shall be its Chief Executive Officer who shall assume the responsibilities with his best effort to ensure the success of the Company.

3.3 Reserved Matters: The Company shall procure that none of the Reserved Matters set out below shall be taken by the Company unless with the affirmative vote of Shareholders holding in aggregate not less than seventy five per cent (75%) of the Ordinary Shares and the prior written approval of at least one of the Founders:

a) the increase, reduction, cancellation, sub-division or other alteration of the total number of issued shares or share capital of the Company or the issue, allotment, purchase or redemption of any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants in the Company or the grant or issue of any options, rights or warrants over the unissued share capital of the Company, or any act which has the effect of diluting or reducing the effective shareholding of the respective Shareholders in the Company;

b) the grant of any options over any part of the share or loan capital of the Company;

c) the cessation to conduct or carry on the business of the Company substantially as now conducted, changing the direction of any part of its business activities;

d) any disposal or acquisition of any material undertaking, material assets, shares or other equity interests in any subsidiary of the Company;

- 9 -

e) the listing of Shares on a recognised stock exchange or issuance of Shares pursuant to a Crowdfunding Exercise;

f) any transfer, assignment or disposition of the whole or a substantial part of the undertaking, goodwill and assets of the Company;

g) any voluntary dissolution, liquidation or winding-up of the Company and/or its subsidiaries;

h) the creation or issue of any debenture constituting a pledge, lien or charge (whether by way of a fixed or floating charge), mortgage, encumbrance or other security on all or any of the undertakings, assets or rights of the Company except for the purpose of securing borrowings from banks or other financial institutions not in the ordinary course of business;

i) the exercise of the Company’s powers to provide guarantees or indemnities otherwise than in the ordinary course of business;

j) the institution, commencement, defence, compromise or settlement by the Company of any litigation, arbitration or administrative proceedings, save for any proceedings involving the recovery of debts in the ordinary course of the Business of the Company;

k) any alterations of or amendment to the Constitution; and

l) the passing of any resolution for the amalgamation, merger, reconstruction, consolidation, liquidation or winding-up of the Company or application for the appointment of liquidator, receiver, manager or judicial manager or like officer.

3.4 Subscription Purpose: The Company may only utilise all (and not part) of the Crowdfunding Amount based on the purposes disclosed in the Crowdfunding Exercise unless otherwise prior written consent has been obtained from the Crowdfunding Direct Shareholders and the Nominee.

3.5 Incentive Scheme: All the Existing Shareholders, the Crowdfunding Direct Shareholders and the Nominee consent to the issue of Shares pursuant to a Share Scheme, if established, and waive any pre-emptive rights conferred on them whether by this Agreement, the Constitution or any other agreement.

3.6 Increases in Capital: Save and except for an issue of shares pursuant to an Approved IPO or Crowdfunding Exercise, each of the Shareholders shall exercise its voting rights for the time being in the Company and take such steps as for the time being lie within its powers to procure that the issue of any unissued shares or of any new Shares from time to time created shall, before issuance, be offered for subscription in the first instance to such persons as at the date of the offer are registered as members of the Company in proportion as nearly as practicable to their respective Shareholding Percentages. Notwithstanding the foregoing, the Company shall notify the Nominee prior to the commencement of future Crowdfunding Exercise(s).

- 10 -

3.7 Anti-Dilution: In the event the Company conducts a fundraising exercise and issues additional new shares for a consideration per share that is less than the subscription price as detailed in the Crowdfunding Exercise (as adjusted for any change of nominal values of shares, e.g. share splits or similar events) (“Subscription Price”), the Subscription Price shall be adjusted on a weighted average basis accordingly which such adjustment will be made through the issuance of additional shares to the Crowdfunding Direct Shareholders and Nominee proportionally without further capital to be injected by the Crowdfunding Direct Shareholders and Nominee.

4. MANAGEMENT OF THE COMPANY

Board Of Directors

4.1 Number: The Board shall consist of minimum two (2) and not more than three (3) Directors.

4.2 Composition: The Board shall comprise of three (3) persons appointed by the Founders (“Founders Directors”).

4.3 Right of Appointment and Removal: The right of appointment conferred on a Shareholder under Clause 4.2 shall include the right of that Shareholder to remove at any time from office such person appointed by that Shareholder as a Director and the right of that Shareholder at any time and from time to time to determine the period during which such person shall hold the office of Director. Such appointment and removal of a Director shall be in accordance with the requirements of the Act.

4.4 Notice in Writing: Each appointment or removal of a Director pursuant to this Clause shall be in writing and signed by or on behalf of the Shareholder concerned and shall be delivered to the registered office for the time being of the Company.

4.5 Further Director: Whenever for any reason a person appointed by a Shareholder ceases to be a Director, that Shareholder shall be entitled to appoint forthwith another Director.

- 11 -

4.6 Alternate Director: A Director shall be entitled at any time and from time to time to appoint any person to act as his alternate and to terminate the appointment of such person and in that connection the provisions of the Constitution shall be complied with. Such alternate director shall be entitled while holding office as such to receive notices of meetings of the Board and to attend and vote as a Director at any such meetings at which the Director appointing him is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of his appointer as the Director appointing him. Further, such alternate director shall be entitled to exercise the vote of the Director appointing him at any meetings of the Board and if such alternate director represents more than one Director such alternate director shall be entitled to one vote for every Director he represents.

Chairman

4.7 The Chairman of the Board shall be appointed by the Founder.

4.8 Subject to Clause 3.3, the Chairman of the Board shall be entitled to a casting vote at any meeting of the Board of the Company.

Meeting of Directors

4.9 The Directors shall hold meetings of the Directors at such time, place and frequency as the Board may decide from time to time. Any Director may call a meeting of the Directors. The Nominee shall have the right to attend and speak at all such meetings but shall not have the right to vote.

4.10 Each of the Directors and the Nominee shall be entitled to receive not less than seven days’ written notice of all meetings of the Directors (or such shorter period of notice in respect of any particular meeting as may be agreed jointly by all the Directors) specifying the date, time and place of the meeting and the business to be transacted thereat.

4.11 The quorum at a meeting, or adjourned meeting, of Directors necessary for the transaction of any business of the Company shall be at least two (2) Directors, including at least one of the Founders. In the event that a meeting of Directors duly convened cannot be held for lack of quorum, the meeting shall be adjourned to the same time and day of the following week and at the same place and at least three days’ notice shall be given to the Directors in relation to such adjourned meeting.

4.12 Subject to Clause 3.3, all resolutions of the Directors at a meeting or adjourned meeting of the Directors shall be adopted by a simple majority vote of the Directors present, comprising at least one (1) of the Founders’ Directors.

- 12 -

4.13 In the event the quorum for the Meeting of Directors cannot be met after two (2) successive attempts of adjournment, all resolutions intended to be passed by the Board of Directors shall refer to the Shareholders of the Company.

4.14 A resolution in writing signed by a majority of the Directors for the time being, or their alternates, comprising at least one (1) of the Founders’ Directors shall be as valid and effectual as if it had been passed at a meeting of Directors duly called and constituted. Any such resolution may consist of several documents in like form, each signed by one or more of the Directors. The expressions “in writing” and “signed” include approval by wireless or facsimile transmission.

4.15 The Directors, the Crowdfunding Direct Shareholders and the Nominee may participate in a meeting of the Directors by means of a telephone conference or a video conference or similar communication equipment by which all persons participating in the meeting are able to hear and be heard by all other participants without the need for a Director and the Nominee to be in the physical presence of another Director(s) and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The Directors participating in any such meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum under Clause 4.11 at all times during such meeting, all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held. A meeting conducted by means of a telephone conference or a video conference or similar communication equipment as aforesaid is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

General Meetings

4.16 Unless longer notice is required by law, each Shareholder shall be entitled to receive not less than 14 days’ written notice of all general meetings (or such shorter period of notice in respect of any particular meeting as may be agreed by majority of the Shareholders in accordance with the requirements of the Act) specifying the date, time and place of the meeting and the general nature to be transacted thereat.

4.17 The quorum at a general meeting, or adjourned meeting, of the Company necessary for the transaction of any business of the Company shall be at least two (2) Shareholders present in person or by proxy, including at least one (1) of the Founders, or their respective proxies. In the event that a general meeting of the Company duly convened cannot be held for lack of a quorum, the meeting shall be adjourned to the same time and day of the following week and at the same place and at least three days’ notice shall be given to the Shareholders in relation to such adjourned meeting.

- 13 -

4.18 In the event if the quorum for the general meeting cannot be met after two (2) successive attempts of adjournment, the quorum for the subsequent adjourned meeting shall be any Shareholders being present.

4.19 Subject to any additional requirements specified by the Act and Clause 3.3, all resolutions of the Shareholders shall be adopted by a simple majority vote of the Shareholders present and voting and by way of poll on the basis that each Ordinary Share will carry one vote.

4.20 Subject to the provisions of the Act and Clause 3.3, a resolution in writing signed by all the Shareholders shall be as valid and effectual as if it had been passed at a general meeting duly called and constituted. Any such resolution may consist of several documents in like form, each signed by one or more of the Shareholders. The expressions “in writing” and “signed” include approval by wireless or facsimile transmission.

4.21 Subject to the provisions of the Act and the Constitution of the Company, a general meeting may be conducted by means of a telephone conference or a video conference or similar communication equipment by which all Shareholders participating in the meeting are able to hear and be heard by all other participants without the need for a Shareholder to be in the physical presence of another Shareholder(s) and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The Shareholders participating in any such meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum under Clause 4.17 or Clause 4.18, as the case may be at all times during such meeting, all resolutions agreed by the Shareholders in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Shareholders duly convened and held. A general meeting conducted by means of a telephone conference or a video conference or similar communication equipment as aforesaid is deemed to be held at the place agreed upon by the Shareholders attending the meeting, provided that that place shall be in Malaysia and the chairman shall be present at that place.

4.22 Crowdfunders’ Right to Attend General Meetings: The Parties agree that the Crowdfunders may attend but not vote at general meetings. The Crowdfunders shall attend personally and not appoint a proxy (other than the Nominee) to attend such general meetings being an observer for the general meeting.

5. TRANSFER OF SHARES

Restriction on Transfer

5.1 Subject to Clauses 5.2 and 5.3, and save as expressly set out herein, no Shareholder shall transfer all or any part of the Shares held by it or otherwise sell, dispose of or deal with all or any part of its interest in such Shares unless and until the rights of pre-emption conferred by this Clause 5.1 have been exhausted. All the Shareholders’ rights of pre-emption shall be in proportion as nearly as practicable to their respective Shareholding Percentages in the Company.

- 14 -

5.2 Save as expressly provided for in this Agreement, every Shareholder who desires to transfer any Share or Shares (“Transferor”) shall give to the Company and the Shareholders other than the Transferor (“Other Shareholders”) notice in writing of such desire (as set out in Schedule 9) (“Transfer Notice”), which notice shall specify:

a) the number of Shares proposed to be sold and transferred (“Sale Shares”);

b) the price fixed between the Transferor and the Buyer for the sale of each such Sale Share (“Transferor’s Price”);

c) the other terms and conditions of such sale (if any) (“Prescribed Terms”); and

d) the identity of the person to whom the Transferor proposes to transfer such Shares (“Buyer”).

5.3 Subject as hereinafter mentioned, a Transfer Notice shall constitute an offer by the Transferor for the sale of the Sale Shares to the Other Shareholders at the Transferor’s Price and on the Prescribed Terms (if any). Subject to Clause 5.6, a Transfer Notice shall not be revocable except with the sanction of the Board.

5.4 The Other Shareholders may within 15 days from the date of the Transfer Notice apply for such maximum number of the Sale Shares (being all or any thereof) as it shall specify in such application.

5.5 Upon expiry of the said 15 days from the date of the Transfer Notice, the Board shall allocate the Sale Shares (or so many of them as shall be applied for as aforesaid) to or amongst the applicants and in case of competition pro-rata (as nearly as possible) according to the Shareholding Percentages of the applicants provided that no applicant shall be obliged to take more than the maximum number of Sale Shares specified by it as aforesaid. Thereafter, the Company shall:

a) give notice of such allocations (“Allocation Notice”) to the Transferor and to the Other Shareholders to whom the Sale Shares have been allocated and shall specify in such Allocation Notice the place and time (being not earlier than 14 and not later than 28 days after the date of the Allocation Notice) at which the sale and purchase of the Sale Shares so allocated shall be completed; or

b) if none of the Other Shareholders have applied for the Sale Shares, give notice of the same (“Non-Allocation Notice”).

- 15 -

5.6 Subject to Clause 5.5, the Transferor shall be bound to transfer the Sale Shares comprised in an Allocation Notice to the purchasers named therein at the time and place therein specified by the delivery of duly executed transfer forms together with the relative share certificates in respect of such Sale Shares and, if it shall fail to do so, the Company shall be deemed to have been appointed attorney of the Transferor with full power to execute, complete and deliver, in the name and on behalf of the Transferor, transfers of the Sale Shares to the purchaser thereof against payment of the price to the Company. On payment of the price to the Company the purchaser shall be deemed to have obtained a good quittance for such payment and on execution and delivery of the transfer the purchaser shall be entitled to insist upon its name being entered in the register of members of the Company as the holder by transfer of the Sale Shares. The Company shall forthwith pay the price into a separate bank account in the Company’s name and shall hold such price in trust for the Transferor.

5.7 During the one month following the date of the Allocation Notice or the date of the Non-Allocation Notice (as the case may be), the Transferor shall be at liberty to transfer any Sale Share not purchased by the Other Shareholders to the Buyer and at any price (not being less than the Transferor’s Price) and on terms not more favourable than the Prescribed Terms (if any) except that the Transferor may provide representations, warranties, covenants and indemnities customary for such transfer to the Buyer.

Tag-Along Right of Shareholders

5.8 In the event one of the Founders (“Selling Promoter”), after having first complied with the provisions of Clause 5.1 desires to transfer any Shares to the tag-along purchaser (“Tag-Along Purchaser)” or another Shareholder, the Selling Promoter shall give notice in writing (as set out in Schedule 7) (the “Tag-Along Notice”) to each of the Shareholders of such desire. The Tag-Along Notice shall specify the following, including but not limited to:

a) Name of the Buyer to whom the Selling Promoter proposes to transfer such Shares;

b) The number of Shares to be transferred (“Tag-Along Shares”);

c) Price and other terms and conditions of the transfer;

5.9 The Tag-Along Notice shall accompanied with an offer (“Tag-Along Offer”) dated the date of the Tag-Along Notice to each of the Shareholders to purchase the Shares held by the Shareholders at such time. The Tag-Along Offer shall be made on the basis that the number of Tag-Along Shares which the Selling Promoter shall sell, and the number of Shares that each of the Shareholders (as the case may be) shall sell, shall be pro rata the number of Shares agreed to be purchased by the Buyer, and on terms and conditions (including price) no less favourable to the Shareholders than those available to the Selling Promoter.

- 16 -

5.10 Each of the Shareholders ((if it so desires) may accept the Tag-Along Offer made to it by serving on the Tag-Along Purchaser (with a copy to the Selling Promoter) notice in writing of its acceptance within 30 days of the date of the Tag-Along Offer.

5.11 If any of the Shareholders accept the Tag-Along Offer within the said 30-day period, completion of the sale and purchase of the relevant number of Shares held by each of the Shareholders (as the case may be) and completion of the sale and purchase of the relevant number of Shares held by the Selling Promoter shall take place within 14 days following the expiry of the said 30-day period (“Tag-Along Completion Date”) at the registered office of the Company and on such date within such 14-day period as the Selling Promoter and the Tag-Along Purchaser shall agree in writing and notified in writing to each of the Shareholders (as the case may be).

Drag-Along Right of Founders

5.12 Subject to the prior written consent of all the Founders and subject to Clause 5.1, a Founder (“Drag-Along Seller”) who wishes to transfer all (and not part of) its Shares (“Drag-Along Seller’s Shares”) to a bona fide purchaser on arm’s length terms (“Drag-Along Buyer”), may, require all other Shareholders (“Dragged-Along Shareholders”) to sell and transfer all their Shares (“Dragged-Along Shares”) to the Drag-Along Buyer (“Drag-Along Option”). For the avoidance of doubt, the Drag- Along Seller shall first comply with the provisions of Clause 5.1 before exercising its Drag-Along Right under this Clause 5.12, by offering its Shares to the Dragged-Along Shareholders on terms and conditions (including price) no less favourable to the Dragged-Along Shareholders than those available to the Drag-Along Buyer.

5.13 The Drag-Along Seller may exercise the Drag-Along Option by giving written notice (as set out in Schedule 8) to that effect to the Dragged-Along Shareholders (“Drag- Along Notice”) at any time before the transfer of the Drag-Along Seller’s Shares to the Drag-Along Buyer. The Drag-Along Notice shall specify:

a) that the Dragged-Along Shareholders are required to transfer all their Dragged- Along Shares to the Drag-Along Buyer;

b) the identity of the Drag-Along Buyer;

c) the purchase price payable for the Dragged-Along Shares which shall, for each Dragged-Along Share, be an amount at least equal to the price per share offered by the Drag-Along Buyer for the Drag-Along Seller’s Shares; and

d) the proposed date of the transfer.

5.14 Upon receipt of a Drag-Along Notice, the Dragged-Along Shareholders shall be obliged to sell to the Drag-Along Buyer their Dragged-Along Shares on terms no less favourable than those offered by the Drag-Along Buyer to the Drag-Along Seller. Completion of the sale of the Dragged-Along Shares shall take place within fourteen (14) days of serving the first Drag-Along Notice to the first Dragged-Along Shareholder (“Completion Date”).

- 17 -

5.15 On or before the Completion Date, the Dragged-Along Shareholders shall execute and deliver the share transfer forms for their respective portion of the Dragged- Along Shares together with the relevant share certificates to the Drag-Along Buyer.

5.16 If any Dragged-Along Shareholder does not, on or before the Completion Date, execute and deliver share transfer forms for the Dragged-Along Shares together with the relevant share certificates held by it, each defaulting Dragged-Along Shareholder shall be deemed to have irrevocably appointed the Company to be its agent to execute all necessary documents to implement the transfer on its behalf, against receipt by the Company (on trust for such Dragged-Along Shareholder) of the purchase price payable for its portion of the Dragged-Along Shares, and to deliver such documents to the Drag-Along Buyer as the holder thereof. After the Drag-Along Buyer (or its nominee) has been registered as the holder of such Dragged-Along Shares, the validity of such proceedings shall not be challenged by any such person. The failure to produce a share certificate by a Dragged-Along Shareholder shall not impede the registration of transfer or shares.

Conditions of Transfer

5.17 Notwithstanding any of the provisions of this Agreement to the contrary, the Company shall not register any transfer of its Shares unless and until:

a) all stamp duties payable in respect of the transfer of the Shares have been paid;

b) where Shares are transferred to any transferee, such transferee (if not already party to this Agreement) executes and delivers to each of the other Shareholders a Deed of Ratification and Accession under which such transferee shall agree to be bound by and shall be entitled to the benefit of this Agreement as if an original party hereto in place of, or in addition to, the transferring Shareholder; and

c) upon the delivery to the Company of such Deed of Ratification and Accession executed by such transferee and the registration of the Shares in the name of such transferee, such transferee shall be bound by and shall be entitled to the rights and benefits of this Agreement in respect of such Shares.

5.18 Any transfer of Shares that is not made in substantial compliance with the provisions of this Clause 5 shall be null and void.

5.19 Permitted Transfer by Nominee: The Nominee shall be permitted to transfer all or part of the Nominee’s Crowdfunding Shares to a professional nominee service provider as part of the Nominee’s restructuring exercise. In such instance, it is deemed that all other Shareholders shall have waived their pre-emptive rights or consented to the transfer of the Nominee’s Crowdfunding Shares.

- 18 -

Secondary Market

5.20 Notwithstanding to anything to the contrary stated in the Constitution, the Company and the Shareholders unequivocally acknowledge and agree that Clause 5 of this Agreement does not apply to transfers of the Crowdfunding Shares by the Crowdfunding Direct Shareholder and the Nominee on the Secondary Market.

5.21 By virtue of the Crowdfunding Exercise and to the extent permitted by the law and regulations, the Company agrees, unless otherwise indicated, to participate in the Secondary Market (“Participation”) and for the Crowdfunding Shares to be traded on the Secondary Market, whereby the Crowdfunders and the Crowdfunding Direct Shareholder are free to trade and transfer the Crowdfunding Shares on the Secondary Market. The Crowdfunding Shares may be traded at a price that is determined on a willing-buyer willing-seller basis without restriction from the Company.

5.22 The Company further agrees to abide by the Secondary Market rule book with respect to its Participation, which shall be made available to the Company prior to the commencement of the Secondary Market.

5.23 For the avoidance of doubt, the Company’s Participation shall at all times be subject to regulations, directions, guidelines and circulars issued by any regulatory or administrative authority (in particular with respect to the Secondary Market).

5.24 For the purpose of the Secondary Market, the Directors of the Company irrevocably agree that the Directors shall pass the resolution for such transfer of shares to take place vide the Secondary Market in accordance with Regulation 15 of Third Schedule of the Act (if necessary).

6. FUTURE ACTIVITIES

Non-Competition

6.1 The Founders shall not, and shall procure that its affiliates shall not (whether alone or jointly with another and whether directly or indirectly) for so long as it shall hold any Shares and for a period of two (2) years from the date of transfer of the entirety of its Shares (“Relevant Date”):

a) engage, be employed or be interested directly or indirectly in any business within the Restricted Territories which is similar to or competing with the business of the Company; or

b) carry on for its own account either alone or in partnership or be concerned as a director in any company engaged or about to be engaged in any business within the Restricted Territories which is similar to or competing with the business of the Company; or

c) assist with technical advice any person, firm or company engaged or about to be engaged in any business within the Restricted Territories which is similar to or competing with the business of the Company; or

d) solicit in the Restricted Territories the custom of any person, firm or company, who, at any time during the period it held any shares in the issued share capital of the Company, was a customer of such the Company.

- 19 -

Non-Solicitation

6.2 The Shareholders shall not, and shall procure that its affiliates shall not (whether alone or jointly with another and whether directly or indirectly) for so long as it shall hold any Shares and for a period of three years from the date of transfer of the entirety of its Shares, solicit or contact with a view to the engagement or employment by any person, any employee, officer or manager of the Company or any person who has been an employee, officer or manager of the Company within the previous 12-month period.

6.3 Severance: Each and every obligation under Clauses 6.1 and 6.2 shall be treated as a separate obligation and shall be severally enforceable as such. In the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from this Clause 6 and any such deletion shall not affect the enforceability of all such parts of this Clause 6 as remain not so deleted.

6.4 Modifications to Restrictions: While each Shareholder acknowledges that the restrictions contained in Clauses 6.1 and 6.2 are reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly, it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

6.4 General Obligations of Shareholders: Each Shareholder shall take all steps necessary on its part to give full effect to the provisions of this Agreement and to procure (so far as it is able by the exercise of voting rights or otherwise so to do) that the Company and the Directors shall perform and observe the provisions of this Agreement.

6.5 Prevalence of Agreement: In the event of any inconsistency or conflict between the provisions of this Agreement and the provisions of the Constitution, the provisions of this Agreement shall prevail, and the Company shall cause such necessary alterations to be made to the Constitution as are required to remove such conflict.

7. DURATION AND TERMINATION

7.1 This Agreement shall take effect from the date hereof and continue thereafter until:

a) termination in writing by all Parties on terms and conditions agreed therein; or

b) the occurrence of an Approved IPO.

7.2 The termination of this Agreement from any cause shall not release any Party from any liability which at the time of termination has already accrued, or which thereafter may accrue.

- 20 -

8. CONFIDENTIALITY

8.1 Communications Confidential: All communications between the Company and the Shareholders or any of them and all information and other material supplied to or received by any of them from any one or more of the others which is either marked “confidential” or is by its nature intended to be exclusively for the knowledge of the recipient alone, or to be used by the recipient only for the benefit of the Company, any information concerning the business transactions or financial arrangements of the Company or of the Shareholders or any of them, or of any person with whom any of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient shall be kept confidential by the recipient and shall be used by the recipient solely and exclusively for the benefit of the Company unless disclosure is required by law or unless and until any Party can reasonably demonstrate that it is or part of it is, in the public domain through no act or default on the part of the recipient, its servants and/or agents, whereupon, to the extent that it is public, this obligation shall cease.

8.2 Shareholders’ Obligations: The Shareholders shall procure the observance of the abovementioned restrictions by the Company and shall take all reasonable steps to minimise the risk of disclosure of confidential information, by ensuring that only their employees and directors and professional advisers and those of the Company whose duties will require them to possess any of such information shall have access thereto, and that they shall be instructed to treat the same as confidential.

8.3 Obligations to Continue: The obligations contained in this Clause 10 shall endure, even after the termination of this Agreement, without limit in point of time except and until any confidential information enters the public domain as set out above.

8.4 Announcements: None of the Parties shall divulge to any third party (except to their respective professional advisers or their respective shareholders and to any stock exchange or other regulatory body or except as required by applicable law) any information regarding the existence or subject matter of this Agreement, or any other agreement referred to in, or executed in connection with, this Agreement, without the prior agreement of the other Parties.

8.5 No Partnership: The relationship between the Shareholders shall not constitute a partnership. No Shareholder has the power or the right to bind, commit or pledge the credit of the other Shareholders or the Company.

8.6 Indulgence, Waiver: No failure on the part of any Party to exercise and no delay on the part of any Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it.

8.7 Costs: Each of the Parties shall bear its own legal and other professional costs and expenses incurred by it in the negotiation and preparation of this Agreement.

- 21 -

9. NOTICES AND GENERAL

9.1 Notices: All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid registered post (by air mail if to or from an address outside Malaysia) with recorded delivery, or by facsimile or email transmission addressed to the intended recipient thereof at its address or at its facsimile number or email address (or to such other address or facsimile number as a Party to this Agreement may from time to time duly notify the other). Any such notice, demand or communication shall be deemed to have been duly served (if delivered personally or given or made by facsimile or email) immediately or (if given or made by letter) 48 hours after posting or (if made or given to or from an address outside Malaysia) ten days after posting and in proving the same it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed as a prepaid registered letter or that the facsimile transmission was properly addressed and despatched. The contact details for the delivery of notices to the Parties for the purpose of this Agreement are as set out in Schedules 1, 2 and 3 (as the case may be).

9.2 Remedies: No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other available remedies.

9.3 Severance: If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and it shall in no way affect or prejudice the enforceability of the remainder of such provision or the other provisions of this Agreement.

9.4 Electronic Signature: The Parties agree that this Agreement may be executed by way of electronic signature and that each and every signature procured on this Agreement (whether electronic or handwritten) is legally binding and equivalent to handwritten signatures. The Parties shall not, at any time in the future, repudiate the electronic signature and/or claim that the electronic signature is not binding. The Parties further agree that this Agreement shall be admissible as a valid Agreement as if handwritten signatures had been procured.

9.5 Counterparts: This Agreement may be signed in any number of counterparts and by the Parties on separate counterparts, each of which, when so executed, shall be an original, but all counterparts shall together constitute one and the same document. Signatures may be exchanged by facsimile and/or email. Each Party agrees to be bound by its own facsimile and/or scanned signature and that it accepts the facsimile and/or scanned signature of the other Parties.

9.6 Governing Law and Arbitration: This Agreement shall be governed by, and construed in accordance with, the laws of Malaysia. In case any dispute or difference shall arise amongst the Parties as to the construction of this Agreement or as to any matter or thing of whatsoever nature arising thereunder or in connection therewith, including any question regarding its existence, validity or termination, such dispute or difference shall be submitted to a single arbitrator to be appointed by the Parties in dispute or, failing agreement within 14 days after either Party has given to the other Party in dispute a written request to concur in the appointment of an arbitrator, a single arbitrator to be appointed by the Chairman for the time being of the Asian International Arbitration Centre ("AIAC") and such submission shall be a submission to arbitration in accordance with the Rules of the AIAC as presently in force by which the Parties in dispute agree to be so bound. The place of arbitration shall be Malaysia and the arbitration shall be conducted wholly in the English language.

- 22 -

IN WITNESS WHEREOFthis Agreement has been executed on the day and year first above written.

SIGNED by
For and on behalf of

/s/ASCENSION INNOVATION SDN. BHD.
[Company No.: 202301001748 (1495667-T)]

/s/ Teng Boon Hou @ Andrew Teng
Name :	Teng Boon Hou @ Andrew Teng
Designation :	Director
NRIC NO. :	[ · ]

SIGNED by

/s/ TENG BOON HOU @ ANDREW TENG
TENG BOON HOU @ ANDREW TENG
{NRIC No.: [ · ] )

SIGNED by

/s/ PENNY ANGELINE ATTENBROUGH
PENNY ANGELINE ATTENBROUGH
{NRIC No.: [ · ] )

SIGNED by

/s/ ALLAN PETER FERNANDEZ
ALLAN PETER FERNANDEZ
{NRIC No.: [ · ] )

SIGNED by

/s/ LIM CHIN HOOi
LIM CHIN HOOi
(NRIC No.: [ · ] )

SIGNED by

/s/ CHIAM PEI PEI
CHIAM PEI PEI
{NRIC No.: [ · ] )

SIGNED by

/s/ KEE SOON HUAT
KEESOONHUAT
{NRIC No.: [ · ] )

- 23 -

SIGNED by

/s/ MATTHEW KHAW EU CHIN
(NRIC No.: [ · ] )

SIGNED by For and on behalf of
MRNA SCIENTIFIC SDN BHD
[Company No.: 201501013741 {1139073-T))

Name:	/s/ Lai Soo Kow
Designation:	Director
NRIC/ID No.:	[ · ]

SIGNED by For and on behalf of

PITCH NOMINEES SDN. BHD.
[Company No.: 201601017095 (1188026-P)]

Name:	/s/ Kashminder Singh
a/l Balwant Singh
Designation:	Director
NRIC/ID No.:	[ · ]

- 24 -

SCHEDULE 1

(Particulars of Existing Shareholders)

No.	Name	NRIC No./Passport No./Company No.	Address
1	Teng Boon Hou @ Andrew Teng	[ · ]	[ · ]
2	Penny Angeline Attenbrough	[ · ]	[ · ]
3	Allan Peter Fernandez	[ · ]	[ · ]
4	Lim Chin Hooi	[ · ]	[ · ]
5	Chiam Pei Pei	[ · ]	[ · ]
6	Kee Soon Huat	[ · ]	[ · ]
7	Matthew Khaw Eu Chin	[ · ]	[ · ]

- 25 -

SCHEDULE 2

(Particulars of Crowdfunding Direct Shareholders)

No.	Name	NRIC No./Passport No./Company No.	Address
1.	MRNA Scientific Sdn Bhd	201501013741 (1139073-T)	Unit A-28-7 Tower A Menara UOA Bangsar No. 5 Jalan Bangsar Utama 1 59000 Kuala Lumpur Malaysia

- 26 -

SCHEDULE 3

(Particulars of Nominee)

Name	Pitch Nominees Sdn. Bhd.
Company Registration No.	201601017095 (1188026-P)
Business Address	E-12-08, Menara Suezcap 2, KL Gateway, No. 2, Jalan Kerinchi, 59200 Kuala Lumpur
Registered Address	22-1, Jalan Equine 1D, Taman Equine, 43300 Seri Kembangan, Selangor

- 27 -

SCHEDULE 4

(Particulars of the Company)

Name of Company	Ascension Innovation Sdn. Bhd.
Company Registration No.	202301001748 (1495667-T)
Date and Place of Incorporation	16th January 2023
Business Address	A-28-07, Menara UOA Bangsar, No. 5 Jalan Bangsar Utama 1, Taman Bangsar, 59100 Kuala Lumpur, Malaysia
Registered Address	No. 2A-1, Jalan Putra Mahkota 7/5B, Pusat Bandar Putra Point, Putra Heights, 47650 Subang Jaya, Selangor
Principal Activities

1. MSIC 72106: Research and Development on Information Communication Technology (ICT)

2. MSIC 62021: Computer Consultancy

3. MSIC 62099: Other Information Technology Service Activities N.E.C. (Not Elsewhere Classified)

Name of Directors	1. Mr. Teng Boon Hou @ Andrew Teng 2. Ms. Penny Angeline Attenbrough 3. Mr. Allan Peter Fernandez
Company Secretary & Contact Details

FULL NAME & NRIC NUMBER

Ms. Hong Siew Ling (MIA29666) (NRIC No.: 731016-07-5146)

FIRM’S NAME

SL Hong & Co. (NF0999) Chartered Accountants

BUSINESS ADDRESS

No.2A-1, Jalan Putra Mahkota 7/5B, Pusat Bandar Putra Point, Putra Heights, 47650 Subang Jaya Selangor

CONTACT NUMBER

03-5192 3608 / 03-5614 3601

Accounting Reference Date	31st December
Number of Shares in Issue (and Class of Shares)	100,000 Units (Ordinary Shares)

- 28 -

SCHEDULE 5

(Deed of Ratification and Accession)

This Deed of Ratification and Accession is made and issued on [●] by [●] (the “Transferee”), a company incorporated in [•] with its registered office at [•] in favour of and for the benefit of each and all of the following (other than the Transferor (as herein defined)):

(1) the parties to the Shareholders’ Agreement dated [·] (the “Shareholders’ Agreement”) made between [●] and [●] in relation to [ ] (the “Company”); and

(2) all persons and corporations who are or subsequently become shareholders of the Company.

Whereas:

(A) The parties to the Shareholders’ Agreement have agreed thereunder to regulate the affairs of the Company and to carry out the Business (as defined therein).

(B) The Transferee is the transferee of [state the number of shares] shares (the “Transferred Shares”) in the issued capital of the Company by virtue of the instrument(s) of transfer in respect thereof executed by [state the name of the Transferor] (the “Transferor”).

(C) By the terms of the Shareholders’ Agreement, it is a condition precedent to the registration of the Transferred Shares in the name of the Transferee that the Transferee executes this Deed.

Now this Deed Witnesses as follows:

1. In this Deed, all references to the “Shareholders’ Agreement” means the Shareholders’ Agreement referred to in sub-paragraph (1) above and includes all amendments, additions and variations thereto agreed between the parties thereto as contained or evidenced by the following documents:

[state the documents, if any]

2. The Transferee hereby covenants and agrees with each of the parties, persons and corporations in whose favour and for whose benefit this Deed is executed:

2.1 that in consideration of and upon the registration in the Company’s Register of Members of the Transferee as the holder of the Transferred Shares, the Transferee will as from the date of the registration of the Transferee as holder of the Transferred Shares, be bound by, and be entitled to the benefit of, all the terms and conditions of the Shareholders’ Agreement which are applicable to it as a Shareholder (as defined in the Shareholders’ Agreement) in all respects as if it had been a party thereto; and

- 29 -

2.2 that this Deed is enforceable against the Transferee by any of the parties, persons and corporations in whose favour and for whose benefit this Deed is executed.

3. For the purpose of Clause 15.1 of the Shareholders’ Agreement, the address and facsimile number of the Transferee is:

Address :	[·]
Attention :	[·]
Facsimile No. :	[·]

4. Save as may be expressly provided in the Shareholders’ Agreement, nothing in this Deed shall operate to release or discharge the Transferor from any of the Transferor’s obligations and liabilities under the Shareholders’ Agreement.

5. This Deed shall be governed by, and construed in accordance with, the laws of Malaysia.

In Witness Whereof this Deed has been entered into on the date stated at the beginning.

The Transferee
The Common Seal of [•] was hereunto affixed in the presence of:

Director

Director/Secretary

- 30 -

SCHEDULE 6

(Shareholding Table)

- 31 -

SCHEDULE 7

(Tag-Along Notice)

[ To Investors ]

[ Date ]

Dear Sir,

Exercise Of The Tag-Along Rights of the Investors

We/I,_______________ (Company No.:______________ ) /(NRIC No.:_______________ ), refer to the Shareholders Agreement dated [ ] made between yourself, ourselves and [ insert name of company ] (“Agreement”).

Unless the context requires otherwise, words and expressions and other rules of interpretation defined, used or set out in the Agreement shall have the same meanings and application in this letter.

We/I hereby give you notice under and pursuant to Clause 5.8 of the Agreement that we/I intend to transfer our Shares in the following manner:

(a) the number of Shares proposed to be transferred are [ ] (“Tag-Along Shares”);

(b) the price fixed between us/me and the Tag-Along Purchaser for the sale of each such Sale Share is [ ];

(c) the other terms and conditions of such sale are [ ]; and

(d) the person to whom we/I propose to transfer such Sale Shares is [ ] (“Tag-Along Purchaser”).

We/I enclose herewith a copy of the offer made by the Tag-Along Purchaser for your reference (“Tag-Along Offer”).

Kindly note that the number of Tag-Along Shares which we/I shall sell, and the number of Shares that you and other Shareholders shall sell, shall be pro rata (based on the aggregate number of shares of all Founders) the number of Shares agreed to be purchased by the Tag- Along Purchaser, and on terms and conditions (including price) no less favourable to you than those available to us/me.

You may accept the Tag-Along Offer by serving on the Tag-Along Purchaser (with a copy to us/me) notice in writing of your acceptance within 30 days from the date of the Tag-Along Offer, failing which you shall be deemed to have rejected the Tag-Along Offer.

Yours faithfully,

[ ]

For and on behalf of

[ ]

- 32 -

SCHEDULE 8

(Drag-Along Notice)

[ To Other Shareholders ]

[ Date ]

Dear Sir,

Exercise Of The Drag-Along Rights

We/I,_________________ (Company No.:_______________________ ) /(NRIC No.:____________________ ), refer to the Shareholders Agreement dated [ ] made between yourself, ourselves and [ insert name of company ] (“Agreement”).

Unless the context requires otherwise, words and expressions and other rules of interpretation defined, used or set out in the Agreement shall have the same meanings and application in this letter.

We/I hereby give you notice under and pursuant to Clause 5.13 of the Agreement that we/I intend to transfer our Shares in the following manner:

(a) the number of Shares proposed to be transferred are [ ] (“Drag-Along Seller’s Shares”);

(b) the price fixed between us/me and the Drag-Along Purchaser for the sale of each such Sale Share is [ ];

(c) the other terms and conditions of such sale are [ ]; and

(d) the person to whom we/I propose to transfer such Sale Shares is [ ] (“Drag-Along Buyer”).

We/I hereby require you to sell and transfer all your Dragged-Along Shares to the Drag-Along Buyer and you are obliged under Clause 5.13 of the Agreement to sell such Dragged-Along Shares to the Drag-Along Buyer on terms no less favourable than those offered by the Drag- Along Buyer to us/me.

Kindly note that the completion of the sale of the Dragged-Along Shares shall take place within fourteen (14) days of serving the first Drag-Along Notice to the first Dragged-Along Shareholder, i.e. on or before [ ] (“Completion Date”).

On or before the Completion Date, you shall execute and deliver the share transfer forms for your portion of the Dragged-Along Shares together with the relevant share certificates to the Drag-Along Buyer. Please be informed that in the event you shall fail to execute and deliver the share transfer forms together with the relevant share certificates, you shall be deemed to have irrevocably appointed the Company to be your agent to execute all necessary documents to implement the transfer on your behalf and the Company shall receive the purchase price payable for your portion of the Dragged-Along Shares on trust for you, and to deliver such documents to the Drag-Along Buyer as the holder thereof.

Kindly also note that after the Drag-Along Buyer (or its nominee) has been registered as the holder of such Dragged-Along Shares, the validity of such proceedings shall not be challenged by any person. Your failure to produce a share certificate shall not impede the registration of transfer or shares.

Yours faithfully,

[ ]

For and on behalf of

[ ]

- 33 -

SCHEDULE 9

(Transfer Notice)

[ To the Company and Other Shareholders ]

[ Date ]

Dear Sir,

Pre-emption Right

We/I,_______________ (Company No.:_____________________ )/(NRIC No.:____________________ ), refer to the Shareholders Agreement dated [ ] made between yourself, ourselves and [ insert name of company ] (“Agreement”).

Unless the context requires otherwise, words and expressions and other rules of interpretation defined, used or set out in the Agreement shall have the same meanings and application in this letter.

We/I hereby give notice under and pursuant to Clause 5.2 of the Agreement that we/I intend to transfer our shares in the following manner:

(a) the number of Shares proposed to be sold and transferred are [ ] (“Sale Shares”);

(b) the price fixed between us/me and the Buyer for the sale of each such Sale Share is [ ] (“Transferor’s Price”);

(c) the other terms and conditions of such sale are [ ] (“Prescribed Terms”); and

(d) the person to whom we/I propose to transfer such Sale Shares is [ ] (“Buyer”).

Before we/I sell the Sale Shares to the Buyer, we/I hereby offer to sell to you, pursuant to your right of pre-emption under Clause 5.1 of the Agreement, the Sale Shares at the Transferor’s Price and on the Prescribed Terms.

You may exercise your right of pre-emption by applying in writing to the Company within 15 days from the date of dispatch of this notice to you specifying the maximum number of the Sale Shares (being all or any part thereof) that you wish to purchase. In the event of competition, the Sale Shares shall be allocated pro-rate (as nearly as possible) to you and other Shareholders according to your respective Shareholding Percentages.

Kindly note that after the said period of 15 days, we/I shall be entitled to sell any Sale Shares not purchased by you and other Shareholders to the Buyer in accordance with Clause 5 of the Agreement, on terms not more favourable than the Prescribed Terms provided that we/I may provide representations, warranties, covenants and indemnities customary for such transfer to the Buyer.

Yours faithfully,

[ ]

For and on behalf of

[ ]

- 34 -

APPENDIX 1

(Term Sheet)

ASCENSION INNOVATION SDN BHD

(Company Registration No.: 202301001748 (1495667-T))

TERM SHEET

FOR THE ISSUANCE OF ORDINARY SHARES AND/OR

REDEEMABLE CONVERTIBLE PREFERENCE SHARES

1. This Term Sheet is issued by the above Company for the issuance of shares in relation to its equity crowdfunding (ECF) campaign on the pitchIN Equity Crowdfunding Platform (www.pitchin.my) operated by Pitch Platforms Sdn Bhd (“pitchIN”).

2. Please read and understand the Terms & Conditions, Privacy Policy, Risk Warning and other terms and conditions on the pitchIN platform. By proceeding to invest in the ECF campaign, you are deemed to accept all applicable terms and conditions.

3. Please carefully peruse and understand the Company’s business, plan and investment offer as stated in this Term Sheet and the Company’s campaign page on the pitchIN platform and weigh the associated risks and benefits. You are strongly advised to consult a financial / legal advisor before proceeding with your investment.

4. All risks, losses and costs associated with investing, including total loss of principal, are your responsibility. pitchIN nor the Company does not guarantee that the Company’s objectives or investment results shall be achieved. There is no public market for the shares.

5. All information provided or contained in this Term Sheet is the property of the Company and should not be reproduced, copied, redistributed, transferred, or sold without the prior written consent of the Company.

- 35 -

TERM SHEET

No.	Item	Particulars
1.	Date of Term Sheet	In accordance with the date of the Shareholders Agreement.
2.	The Company

ASCENSION INNOVATION SDN BHD (Company Registration No.: 202301001748 (1495667-T)) (“Ascension Innovation” or “the Company”), a private company limited by shares incorporated in Malaysia, deemed registered under the Companies Act 2016 and having its registered address at No. 2A-1, Jalan Putra Mahkota 7/5B, Pusat Bandar Putra Point, Putra Heights, 47650 Subang Jaya, Selangor and its business address at No. 15, Jalan Putra Indah 9/26, Section 9, Putra Heights, 47650 Subang Jaya, Selangor.

The existing paid-up capital of the Company is at Ringgit Malaysia One Hundred Thousand (RM100,000.00) divided into One Hundred Thousand unit of ordinary shares.

3.	Types of Shares to be Subscribed	Ordinary Shares (“OS”) and/or Redeemable Convertible Preference Shares (“RCPS”)
4.	Terms of subscription

The Company seeks to raise a minimum of RM1,040,391.00 (Ringgit Malaysia One Million Forty Thousand Three Hundred and Ninety-One Only) and a maximum of RM2,501,235.00 (Ringgit Malaysia Two Million Five Hundred One Thousand Two Hundred and Thirty-Five Only) (“Size of Offering”) by way of equity crowdfunding on the pitchIN platform.

The Subscribers shall have the option to subscribe to:

The Offer
			MINIMUM TARGET	MAXIMUM TARGET
		TARGET AMOUNT	MYR 1,040,391	MYR 2,501,235
		TYPE OF SHARES TO BE ISSUED	ORDINARY SHARES & REDEEMABLE CONVERTIBLE PREFERENCE SHARES
		PRE FUND RAISING VALUATION	MYR 9,300,000
		ISSUED SHARE CAPITAL BEFORE FUNDING EXERCISE	100,000
		PRICE PER SHARE	MYR 93.00
		SHARES TO BE ISSUED	11,187	26,895
		INDICATIVE EQUITY OFFERED	10.06%	21.19%
		MINIMUM INVESTMENT (33 SHARES)	MYR 3,069
		INVESTMENT BLOCK (33 SHARES)	MYR 3,069
		SHARE CAPITAL AFTER TARGET ACHIEVED	111,187	126,895
Final number of shares issued may vary after adjustments for oversubscriptions, investment incentives and private placement

- 36 -

The final number of shares issued may vary after adjustments for oversubscriptions, investment incentives and private placements, which may affect the final Issue Price.

Notwithstanding to the aforementioned, the Company reserves its right to increase the Aggregate Subscription Amount up to the threshold allowed by Securities Commission for Equity Crowdfunding for the Company’s Crowdfunding Exercise through PitchIN.

5.	Commencement Date	The Commencement Date shall mean the date the Company receipt of the subscription price of the OS and/or RCPS from the intended subscriber.
6.	Issue Price	Ringgit Malaysia Ninety-Three only (RM 93.00) per OS or per RCPS
7.	Usage of Funds Raised

The Company is principally involved in the business of Information Technology specifically in patient-centric Clinical Management System (CMS) which offers seamless integrated experience for patients and healthcare provider i.e. B2B and B2C (“Business”).

The fund raised by the Company will be utilized for the Company’s Business in the following manner:-

However, for the purpose hereof, the allocation for the utilization of the fund raised as aforementioned shall be non-exhaustive and the Company may utilize the fund by fair means absolutely for the benefit of the Company in accordance with Companies Act 2016 and relevant Guidelines by Securities Commissions.

8.	Issuance and Allotment of OS to MRNA Scientific Sdn Bhd (“MRNA”)

MRNA shall inject the investment amount of RM1,000,494.00 (“MRNA Investment”) into the share capital of the Company and the Company shall simultaneously upon the injection of the MRNA Investment into the Company, issue and allot 10,758 units of OS to MRNA at the same Issue Price.

The OS shall carry the same right as enjoyed by the OS subscribers.

In any event, RCPS shall not be subscribed in the MRNA Investment.

- 37 -

9.	Tenure of the RCPS

The tenure of the RCPS shall be Five (5) years from the Commencement Date (“Tenure”) with an extension for a further 12 months from the expiry of the Tenure (“Extended Tenure”).

For the avoidance of doubt, the Extended Tenure is subjected to the written consent of the RCPS Subscribers.

10.	Redemption of RCPS

The Company may at its discretion redeem the RCPS at the Subscription Price together with the Dividend (“Redemption Sum”) within Fourteen (14) days after the end of Tenure or Extended Tenure, as the case may be in the event the RCPS holders do not exercise the conversion rights as stated hereinunder prior to the expiration of the Tenure or Extended Tenure, as the case may be (“Redemption Period”).

11.	Conversion/ Exit Mechanism for the RCPS

In the event the Company opt not to redeem the RCPS upon expiry of the Redemption Period, the RCPS shall be automatically converted to ordinary shares in the Company provided that the Company has obtained the necessary approvals in compliance with the Companies Act 2016. The date of conversion of the RCPS to ordinary shares of the Company shall be referred to as “Date of Conversion”.

For the purpose of conversion of RCPS to ordinary shares of the Company, the conversation ratio of RCPS to ordinary shares shall be as follows on the Date of Conversion in the event there is a decimal of the number of shares the Company shall be authorized to round up/ or round down to the nearest round figure: -

1 RCPS : 1 Ordinary Share

(“Conversion Ratio”)

OR

to tag along the initial public offering (“IPO”) exercise of the Company in which event the RCPS shall be converted into ordinary shares in the Company based on the Conversion Ratio, in the event there is a decimal of the number of shares the Company shall be authorized to round up/ or round down to the nearest round figure provided that the Company has obtained the necessary approvals in compliance with the Companies Act 2016;

OR

in the event that the existing shareholders undertake a trade sale of all the Company’s shares, each RCPS shall be converted into ordinary shares in the Company based on the Conversion Ratio for the purpose of the trade sale or acquisition, whichever is earlier provided that the Company has obtained the necessary approvals in compliance with the Companies Act 2016.

- 38 -

12.	Dividend

Subject to the directors’ approval, only the RCPS subscribers, and not the OS subscribers, shall carry the right to receive a fixed dividend at the rate of Six Per Centum (6%) per annum on the Subscription Price during the Tenure or Extended Tenure, as the case may be, on a non-compounding but cumulative basis.

Any such declared dividend for the RCPS subscribers shall, at the Company’s discretion–

A. Be declared by the Company on or before the sixth (6th) month from the last day of each financial year of the Company or any other time at the discretion of the Company subject always to the compliance of the Companies Act 2016 by the Company based on the the performance of the Company on the availability of the retained profit of the Company; and

B. Be payable by the Company to the RCPS subscribers within 6 months from the last day of each financial year of the Company or any other time at the discretion of the Company subject always to the compliance of the Companies Act 2016 by the Company on the declaration of dividend and the performance of the Company on the availability of the retained profit of the Company.

For clarification purposes, the Dividend for the 1st year from Commencement Date shall be calculated on pro-rata basis.

In the meantime, OS holders shall be entitled to such declaration of dividend by the Company out from the Distributable Profits based on the shareholding of all ordinary shareholders of the Company.

For the purpose hereof, save as except for the Dividend as forementioned, the RCPS shall not confer any right or claim as regards to participation in the Distributable Profits of the Company.

“Distributable Proﬁts” means the amount (comprising current profits and/or accumulated revenue reserves) certified by the auditor of the Company to be the profits available to the Company for distribution as a dividend

13.	Ranking

All OS shall rank pari passu inter se and rank the same with other ordinary shares issued by the Company after the issuance of OS.

All RCPS shall rank pari passu inter se and rank the same with other preference shares issued by the Company after the issuance of RCPS. The issuance of shares by the Company which rank pari passu with the RCPS shall not constitute a variation of the rights attached to the RCPS.

- 39 -

14.	Voting Rights

The RCPS shall not confer on the holder, the right to receive notice of, or to attend and vote at, a general meeting, unless:

(a) the resolution in question varies the class and rights attached to the RCPS; or

(b) the resolution in question is for the winding up of the Company.

All matters subject to the approval of preference shareholders as a whole shall be decided by a simple majority vote, with each RCPS entitling the holder thereof to one vote.

Meanwhile, the OS subscribers shall carry the right to vote in the general meeting for the Company or to pass written resolutions of the Company.

15.	Common Rights	The RCPS holder shall have the same rights as the OS holder with regards to receiving general notices, reports and audited accounts as required by the Companies Act of Malaysia.
16.	Additional Benefits

Subscribers shall be entitled to the following additional benefits based on amount invested :-

Terms & Conditions for the “Additional Benefits”:

1) Only applicable for paid ECF investments during the “Pre-live” ECF Campaign period (i.e., not applicable during “Go live”).

2) The tenure of the FOC SaaS (Software as a Service) period granted for the use of the “aiCMS license” refers to the offer for the use of the Company’s standard aiCMS, which includes the basic features of the Company’s CMS. It excludes any non-standard priced services, such as premium add-on services or top-ups for additional features (e.g., membership, OHS, etc.), that may be subscribed to at a fee upon usage.

3) Utilization of each FOC license is subject to execution of EULA (End User License Agreement) for subscription to use aiCMS on a SaaS basis. The validity period for claiming the FOC aiCMS license automatically lapses if an EULA is not duly executed by no later than December 31, 2025. Any aiCMS license(s) not utilized within the FOC period granted (5 years for OS/ 2 years for RCPS) will be automatically forfeited by the Company.

4) The aiCMS license is non-transferable (i.e., exclusive for use by healthcare practitioners based at healthcare facilities owned by the OS/RCPS subscriber only).

5) The value of the aiCMS SaaS is non-exchangeable for cash.

- 40 -

17.	Liquidation Preference

In the event of a liquidation of the Company, the RCPS holder shall be entitled to receive, prior to in preference to holders of ordinary shares of the Company, a sum equal to Subscription Price for each RCPS.

18.	Transfer

The OS and RCPS subscribed through the Nominee shall be transferable or assignable (which to include disposal through Secondary Market) to any party(ies) through the Nominee being the facilitator provided always that the OS and RCPS holder shall bear for all costs and expenses incurred for such transfer or assignment.

The OS subscribed by the MRNA shall also be transferable or assignable to any party(ies) provided always that MRNA shall bear for all costs and expenses incurred for such transfer or assignment.

The Company acknowledges the rights of the OS and RCPS holder for the transfer or assignment of the OS and RCPS.

19.	Nominee Company

Under the arrangements of the Crowdfunding Exercise, the shares of same or all of the OS and RCPS subscribers will be held in trust by Pitch Nominees Sdn. Bhd. (Company Reg No. 201601017095 (1188026-P)) (“Nominee Company”) under the terms and arrangements of the Nominee Agreement issued at the Crowdfunding Exercise. Save for the right to receive notice of the OS and RCPS subscribers shall enjoy all the rights, privileges and preference given to the holders of OS and RCPS.

The Company shall give attention to any communication related to the rights, privileges and preference of these subscribers in the manner as if these subscribers are holders of OS and RCPS of the Company.

In any event, MRNA is excluded from the nominee structure and therefore, this term shall not be applicable to MRNA.

20.	Confidentiality

The Subscriber (as named herein) agrees not to divulge or communicate to any person or use or exploit for any purpose whatsoever any of the confidential information of the Company which the subscriber may receive or obtain pursuant to or arising from this term sheet (including the terms of this term sheet).

21.	Revocability of the Subscription

Upon execution of the Share Subscription Agreement, the Subscriber may revoke the application during the Cooling-Off Period as provided by the Company and upon the expiration of the Cooling-Off Period, the Subscriber shall not be allowed to revoke the application.

22.	Validity

This Term Sheet shall serve as a legally binding document between the Subscriber and the Company once the application for subscription is accepted by the Company and in the event if there is any inconsistency between the Share Subscription Agreement and this Term Sheet, the terms of the Share Subscription Agreement shall prevail.

23.	Governing Law	Law of Malaysia.

(The remainder of this page is intentionally left blank)

- 41 -

DISCLAIMERS

1. No shares will be allotted or issued based on this document after six months from the closing of the offer period.

2. This issue, offer or invitation for the offering is a proposal not requiring authorisation of the Securities Commission under section 212(8) of the CMSA 2007.

3. This document has not been reviewed by the Securities Commission Malaysia. The Securities Commission does not recommend nor assumes responsibility for any information including any statement, opinion or report disclosed in relation to this fundraising exercise and makes no representation as to its accuracy or completeness. The Securities Commission expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the information disclosed.

4. pitchIN assumes no liability in respect of the content of the Term Sheet, the validity of the investment offer and any additional privileges and benefit given or represented by the issuer which are not stated in this document (if any).

- 42 -